Exhibit 99.1

Envestnet Reports Third Quarter 2020 Financial Results

Chicago, IL — November 5, 2020 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three and nine months ended September 30, 2020.

	Three months ended			Nine months ended
Key Financial Metrics	September 30,		%	September 30,		%
(in millions except per share data)	2020	2019	Change	2020	2019	Change
GAAP:
Total revenues	$252.6	$236.1	7%	$734.4	$660.2	11%
Net income (loss)	$2.3	$(3.0)	n/m	$(10.3)	$(20.6)	(50)%
Net income (loss) per diluted share attributable to Envestnet, Inc.	$0.03	$(0.06)	n/m	$(0.19)	$(0.40)	(53)%

Non-GAAP:
Adjusted revenues(1)	$252.7	$239.3	6%	$735.0	$666.9	10%
Adjusted net revenues(1)	$181.5	$175.0	4%	$533.4	$488.4	9%
Adjusted EBITDA(1)	$67.6	$54.5	24%	$178.0	$131.8	35%
Adjusted net income(1)	$40.2	$32.4	24%	$103.2	$76.3	35%
Adjusted net income per diluted share(1)	$0.72	$0.60	20%	$1.88	$1.46	29%
n/m - not meaningful

"During the third quarter Envestnet again delivered strong financial results, managing through these uncertain days, while supporting our clients and executing on our strategic plan," said Bill Crager, Chief Executive Officer.

"Our mission is to make financial wellness a reality for everyone. We are building the ecosystem that enables a new standard for personal financial services," concluded Mr. Crager.

Financial Results for the Third Quarter of 2020

Asset-based recurring revenues increased 9% from the third quarter of 2019, and represented 55% of total revenues for the third quarter of 2020 compared to 54% for the third quarter 2019. Subscription-based recurring revenues increased 7% from the third quarter of 2019, and represented 43% of total revenues for the third quarter of 2020, consistent with the third quarter of 2019. Professional services and other non-recurring revenues decreased 22% from the prior year period. Total revenues increased 7% to $252.6 million for the third quarter of 2020 from $236.1 million for the third quarter of 2019.

Total operating expenses for the third quarter of 2020 increased 2% to $240.9 million from $236.2 million in the prior year period. Cost of revenues increased 9% to $78.5 million for the third quarter of 2020 from $71.9 million for the prior year period. Compensation and benefits decreased 1% to $94.4 million for the third quarter of 2020 from $95.6 million for the prior year period. Compensation and benefits were 37% of total revenues for the third quarter of 2020, compared to 40% in the prior year period. General and administration expenses decreased 7% to $39.0 million for the third quarter of 2020 from $42.0 million for the prior year period. General and administrative expenses were 15% of total revenues for the third quarter of 2020, compared to 18% in the prior year period.

Income from operations was $11.7 million for the third quarter of 2020 compared to loss of $0.1 million for the third quarter of 2019. Net income was $2.3 million for the third quarter of 2020 compared to net loss of $3.0 million for the third quarter of 2019. Net income per diluted share attributable to Envestnet, Inc. was $0.03 for the third quarter of 2020 compared to net loss per diluted share attributable to Envestnet, Inc. of $0.06 for the third quarter of 2019.

Adjusted revenues(1) for the third quarter of 2020 increased 6% to $252.7 million from $239.3 million for the prior year period. Adjusted net revenues(1) for the third quarter of 2020 increased 4% to $181.5 million from $175.0 million for the prior year period. Adjusted EBITDA(1) for the third quarter of 2020 increased 24% to $67.6 million from $54.5 million for the prior year period. Adjusted net income(1) increased 24% for the third quarter of 2020 to $40.2 million from $32.4 million for the prior year period. Adjusted net income per diluted share(1) for the third quarter of 2020 increased 20% to $0.72 from $0.60 in the third quarter of 2019.

Balance Sheet and Liquidity

As of September 30, 2020, the Company had $362.9 million in cash and cash equivalents and $862.5 million in outstanding debt. The outstanding debt as of September 30, 2020 included $345 million in convertible notes maturing in 2023 and $517.5 million in convertible notes maturing in 2025. The Company's $500 million revolving credit facility was undrawn as of September 30, 2020.

Outlook

The Company provided the following outlook for the fourth quarter and full year ending December 31, 2020. This outlook is based on the market value of assets on September 30, 2020. We caution that we cannot predict the market value of our assets on any future date and, in particular, in light of recent market volatility. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions Except Adjusted EPS	4Q 2020			FY 2020
GAAP:
Revenues:
Asset-based	$141.5	-	$142.5
Subscription-based	108.0	-	108.5
Total recurring revenues	$249.5	-	$251.0
Professional services and other revenues	6.0	-	6.5
Total revenues	$255.5	-	$257.5	$989.8	-	$991.8

Asset-based cost of revenues	$74.0	-	$74.5	$275.6	-	$276.1
Total cost of revenues	$81.5	-	$82.0

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		55.5			55.0
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenues (1):
Asset-based	$141.5	-	$142.5
Subscription-based	108.0	-	108.5
Total recurring revenues	$249.5	-	$251.0
Professional services and other revenues	6.0	-	6.5
Total revenues	$255.5	-	$257.5	$990.5	-	$992.5

Adjusted net revenues (1)	$181.0	-	$183.5	$714.4	-	$716.9

Adjusted EBITDA(1)	$60.0	-	$61.0	$238.0	-	$239.0
Adjusted net income per diluted share(1)		$0.64		$2.51	-	$2.53

(a) The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss third quarter 2020 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions, and intelligence to make financial wellness a reality for everyone. Over 105,000 advisors and more than 5,100 companies including: 17 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage the Envestnet platform to grow their business and client relationships.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter (@ENVintel).

(1) Non-GAAP Financial Measures

“Adjusted revenues” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. Under GAAP, we record at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition does not reflect the full amount of revenue that would have been recorded by these entities had they remained stand‑alone entities.

“Adjusted net revenues” represents adjusted revenues less asset-based cost of revenues. Under GAAP, we are required to recognize as revenue certain fees paid to investment managers and other third parties needed for implementation of investment solutions included in our assets under management. Those fees also are required to be recorded as cost of revenues. This non-GAAP metric presents adjusted revenues without such fees included, as they have no impact on our profitability.

Adjusted revenues and Adjusted net revenues have limitations as financial measures, should be considered as supplemental in nature and are not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, loss allocation from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, fair market value adjustment on contingent consideration liability, amortization of acquired intangibles, litigation and regulatory related expenses, foreign currency, non-income tax expense adjustment, gain on acquisition of equity method investment, loss allocation from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliations of Non-GAAP Financial Measures on pages 10-16 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the fourth quarter and full year of 2020, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, a pandemic or health crisis, including the COVID-19 pandemic, and its impact on financial institutions, the global economy or capital markets, as well as our products, clients, vendors and employees, and our results of operations, the full extent of which is currently unknown; changes and volatility in financial and capital markets, which could result in changes in demand for our products or services or in the value of assets on which we earn revenue; the possibility that the anticipated benefits of any of our acquisitions will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on our administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry, our reliance on a limited number of clients for a material portion of our revenues, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications, compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of November 5, 2020 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$362,918	$82,505
Fees receivable, net	76,328	67,815
Prepaid expenses and other current assets	41,966	32,183
Total current assets	481,212	182,503

Property and equipment, net	48,983	53,756
Internally developed software, net	87,478	60,263
Intangible assets, net	452,583	505,589
Goodwill	906,697	879,850
Operating lease right-of-use-assets, net	76,090	82,796
Other non-current assets	48,218	37,127
Total assets	$2,101,261	$1,801,884

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$141,290	$137,944
Accounts payable	29,609	17,277
Operating lease liabilities	13,835	13,816
Contingent consideration	1,549	—
Deferred revenue	40,037	34,753
Total current liabilities	226,320	203,790

Convertible Notes	749,918	305,513
Revolving credit facility	—	260,000
Contingent consideration	11,741	9,045
Deferred revenue	2,307	5,754
Non-current operating lease liabilities	83,820	88,365
Deferred tax liabilities, net	36,088	29,481
Other non-current liabilities	37,700	32,360
Total liabilities	1,147,894	934,308

Equity:
Total stockholders’ equity	954,673	869,094
Non-controlling interest	(1,306)	(1,518)
Total liabilities and equity	$2,101,261	$1,801,884

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Asset-based	$137,744	$126,591	$394,801	$355,595
Subscription-based	107,897	100,583	317,427	275,928
Total recurring revenues	245,641	227,174	712,228	631,523
Professional services and other revenues	6,918	8,906	22,183	28,668
Total revenues	252,559	236,080	734,411	660,191

Operating expenses:
Cost of revenues	78,545	71,870	222,327	205,595
Compensation and benefits	94,428	95,587	300,423	285,590
General and administration	38,979	42,016	118,537	124,961
Depreciation and amortization	28,951	26,735	85,077	73,167
Total operating expenses	240,903	236,208	726,364	689,313

Income (loss) from operations	11,656	(128)	8,047	(29,122)
Other expense, net	(8,836)	(9,813)	(18,546)	(23,088)
Income (loss) before income tax provision (benefit)	2,820	(9,941)	(10,499)	(52,210)

Income tax provision (benefit)	497	(6,977)	(161)	(31,591)

Net income (loss)	2,323	(2,964)	(10,338)	(20,619)
Add: Net (income) loss attributable to non-controlling interest	(413)	(116)	(12)	247
Net income (loss) attributable to Envestnet, Inc.	$1,910	$(3,080)	$(10,350)	$(20,372)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$0.04	$(0.06)	$(0.19)	$(0.40)

Diluted	$0.03	$(0.06)	$(0.19)	$(0.40)

Weighted average common shares outstanding:
Basic	53,800,048	52,215,469	53,464,101	50,414,427

Diluted	55,558,983	52,215,469	53,464,101	50,414,427

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
OPERATING ACTIVITIES:
Net loss	$(10,338)	$(20,619)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	85,077	73,167
Provision for doubtful accounts	2,323	1,243
Deferred income taxes	79	(37,626)
Non-cash compensation expense	45,721	43,167
Non-cash interest expense	12,255	17,195
Accretion on contingent consideration and purchase liability	1,308	1,240
Payments of contingent consideration	—	(578)
Fair market value adjustment to contingent consideration liability	(2,056)	—
Gain on acquisition of equity method investment	(4,230)	—
Loss allocation from equity method investment	4,280	1,507
Impairment of right of use assets	1,426	—
Other	556	—
Changes in operating assets and liabilities, net of acquisitions:
Fees receivables, net	(10,825)	6,164
Prepaid expenses and other current assets	(11,139)	(4,784)
Other non-current assets	(1,807)	(6,113)
Accrued expenses and other liabilities	3,393	(9,732)
Accounts payable	12,084	(6,859)
Deferred revenue	1,488	1,231
Other non-current liabilities	2,084	3,242
Net cash provided by operating activities	131,679	61,845

INVESTING ACTIVITIES:
Purchases of property and equipment	(8,824)	(16,098)
Capitalization of internally developed software	(40,257)	(23,649)
Investments in private companies	(13,875)	(3,200)
Acquisitions of businesses, net of cash acquired	(20,257)	(321,571)
Net cash used in investing activities	(83,213)	(364,518)

-continued-

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2020	2019
FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2025	517,500	—
Convertible Notes due 2025 issuance costs	(14,540)	—
Proceeds from borrowings on revolving credit facility	45,000	175,000
Payments on revolving credit facility	(305,000)	(75,000)
Revolving credit facility issuance costs	—	(2,103)
Payments of deferred consideration on past acquisitions	(1,879)	—
Payments of contingent consideration	—	(171)
Proceeds from exercise of stock options	8,053	7,029
Taxes paid in lieu of shares issued for stock-based compensation	(16,283)	(19,697)
Issuance of restricted stock units	3	4
Net cash provided by financing activities	232,854	85,062

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,009)	(178)

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	280,311	(217,789)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	82,755	289,671

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$363,066	$71,882

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the Condensed Consolidated Balance Sheets:

	September 30,	September 30,
	2020	2019
Cash and cash equivalents	$362,918	$71,632
Restricted cash included in prepaid expenses and other current assets	—	82
Restricted cash included in other non-current assets	148	168
Total cash, cash equivalents and restricted cash	$363,066	$71,882

Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Total revenues	$252,559	$236,080	$734,411	$660,191
Deferred revenue fair value adjustment (a)	91	3,250	607	6,670
Adjusted revenues	252,650	239,330	735,018	666,861
Asset-based cost of revenues	(71,133)	(64,339)	(201,600)	(178,474)
Adjusted net revenues	$181,517	$174,991	$533,418	$488,387

Net income (loss)	$2,323	$(2,964)	$(10,338)	$(20,619)
Add (deduct):
Deferred revenue fair value adjustment (a)	91	3,250	607	6,670
Interest income (b)	(262)	(448)	(850)	(2,859)
Interest expense (b)	8,139	8,986	21,907	24,345
Accretion on contingent consideration and purchase liability (c)	398	498	1,308	1,240
Income tax provision (benefit)	497	(6,977)	(161)	(31,591)
Depreciation and amortization	28,951	26,735	85,077	73,167
Non-cash compensation expense (d)	15,852	15,389	43,197	43,241
Restructuring charges and transaction costs (e)	4,993	4,151	14,461	24,725
Severance (f)	2,715	2,387	18,566	8,147
Fair market value adjustment on contingent consideration liability (c)	(74)	—	(2,056)	—
Non-recurring litigation and regulatory related expenses (c)	1,809	2,065	6,029	2,065
Foreign currency (b)	(37)	363	(68)	208
Non-income tax expense adjustment (c)	1,795	362	1,341	1,480
Non-recurring gain (b)	—	—	(4,230)	—
Loss allocation from equity method investments (b)	994	957	4,280	1,507
(Income) loss attributable to non-controlling interest	(603)	(210)	(1,103)	31
Adjusted EBITDA	$67,581	$54,544	$177,967	$131,757
(a)For the three months ended September 30, 2020 and 2019, $91 and $3,249 were included within subscription-based revenues, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2020 and 2019, $605 and $6,664 were included within subscription-based revenues, respectively, in the condensed consolidated statements of operations. The remaining amounts for all periods were included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expenses in the condensed consolidated statements of operations.
(d)For the three months ended September 30, 2020, the entire amount was included in compensation and benefits in the condensed consolidated statements of operations. For the nine months ended September 30, 2020, $45,721 was included in compensation and benefits and a fair value adjustment of $(2,524) included in other expense, net, in the condensed consolidated statements of operations. All of 2019 included in compensation and benefits in the condensed consolidated statements of operations.
(e)For the three months ended September 30, 2020 and 2019, $3,992 and $3,240 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2020 and 2019, $969 and $911 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2020 and 2019 , $11,485 and $14,071 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2020 and 2019, $2,764 and $10,654 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. The remaining amounts for the 2020 periods were included within other expense, net in the condensed consolidated statements of operations.
(f)Included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$2,323	$(2,964)	$(10,338)	$(20,619)
Income tax provision (benefit) (a)	497	(6,977)	(161)	(31,591)
Loss before income tax provision (benefit)	2,820	(9,941)	(10,499)	(52,210)
Add (deduct):
Deferred revenue fair value adjustment (b)	91	3,250	607	6,670
Accretion on contingent consideration and purchase liability (d)	398	498	1,308	1,240
Non-cash interest expense (c)	4,738	5,006	10,682	14,268
Non-cash compensation expense (f)	15,852	15,389	43,197	43,241
Restructuring charges and transaction costs (e)	4,993	4,151	14,461	24,725
Severance (g)	2,715	2,387	18,566	8,147
Fair market value adjustment on contingent consideration liability (d)	(74)	—	(2,056)	—
Amortization of acquired intangibles (h)	18,510	19,242	56,014	51,048
Non-recurring litigation and regulatory related expenses (d)	1,809	2,065	6,029	2,065
Foreign currency (c)	(37)	363	(68)	208
Non-income tax expense adjustment (d)	1,795	362	1,341	1,480
Non-recurring gain (c)	—	—	(4,230)	—
Loss allocation from equity method investments (c)	994	957	4,280	1,507
(Income) loss attributable to non-controlling interest	(603)	(210)	(1,103)	31
Adjusted net income before income tax effect	54,001	43,519	138,529	102,420
Income tax effect (i)	(13,772)	(11,097)	(35,325)	(26,117)
Adjusted net income	$40,229	$32,422	$103,204	$76,303

Basic number of weighted-average shares outstanding	53,800,048	52,215,469	53,464,101	50,414,427
Effect of dilutive shares:
Options to purchase common stock	331,728	953,184	458,232	1,107,995
Unvested restricted stock units	610,442	548,057	548,858	662,364
Convertible notes	730,267	9,875	280,375	11,637
Warrants	86,498	—	46,562	—
Diluted number of weighted-average shares outstanding	55,558,983	53,726,585	54,798,128	52,196,423

Adjusted net income per share - diluted	$0.72	$0.60	$1.88	$1.46
(a)For the three months ended September 30, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled 17.6% and 70.2%, respectively. For the nine months ended September 30, 2020 and 2019, the effective tax rate computed in accordance with GAAP equaled 1.5% and 60.5%, respectively.
(b)For the three months ended September 30, 2020 and 2019, $91 and $3,249 were included within subscription-based revenues, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2020 and 2019, $605 and $6,664 were included within subscription-based revenues, respectively, in the condensed consolidated statements of operations. The remaining amounts for all periods were included within professional services and other revenues in the condensed consolidated statements of operations.
(c)Included within other expense, net in the condensed consolidated statements of operations.
(d)Included within general and administrative expenses in the condensed consolidated statements of operations.
(e)For the three months ended September 30, 2020 and 2019, $3,992 and $3,240 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the three months ended September 30, 2020 and 2019, $969 and $911 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2020 and 2019, $11,485 and $14,071 were included within general and administrative expenses, respectively, in the condensed consolidated statements of operations. For the nine months ended September 30, 2020 and 2019, $2,764 and $10,654 were included within compensation and benefits, respectively, in the condensed consolidated statements of operations. The remaining amounts for the 2020 periods were included within other expense, net in the condensed consolidated statements of operations.

(f)For the three months ended September 30, 2020, $15,852 included in compensation and benefits in the condensed consolidated statements of operations. For the nine months ended September 30, 2020, $45,721 included in compensation and benefits and a fair value adjustment of $(2,524) included in other expense, net, in the condensed consolidated statements of operations. All of 2019 included in compensation and benefits in the condensed consolidated statements of operations.
(g)Included within compensation and benefits in the condensed consolidated statements of operations.
(h)Included within depreciation and amortization in the condensed consolidated statements of operations.
(i)An estimated normalized effective tax rate of 25.5% have been used to compute adjusted net income for the three and nine months ended September 30, 2020 and 2019.

Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three months ended September 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$204,294	$48,265	$—	$252,559
Deferred revenue fair value adjustment (a)	91	—	—	91
Adjusted revenues	204,385	48,265	—	252,650
Less: Asset-based cost of revenues	(71,133)	—	—	(71,133)
Adjusted net revenues	$133,252	$48,265	$—	$181,517

Revenues:
Asset-based	$137,744	$—	$—	$137,744
Subscription-based	62,783	45,114	—	107,897
Total recurring revenues	200,527	45,114	—	245,641
Professional services and other revenues	3,767	3,151	—	6,918
Total revenues	204,294	48,265	—	252,559

Operating expenses:
Cost of revenues:
Asset-based	71,133	—	—	71,133
Subscription-based	1,272	6,019	—	7,291
Professional services and other	30	91	—	121
Total cost of revenues	72,435	6,110	—	78,545
Compensation and benefits	59,522	26,540	8,366	94,428
General and administration	22,248	8,308	8,423	38,979
Depreciation and amortization	20,406	8,545	—	28,951
Total operating expenses	$174,611	$49,503	$16,789	$240,903

Income (loss) from operations	$29,683	$(1,238)	$(16,789)	$11,656
Add:
Deferred revenue fair value adjustment (a)	91	—	—	91
Accretion on contingent consideration and purchase liability (b)	341	57	—	398
Depreciation and amortization	20,406	8,545	—	28,951
Non-cash compensation expense (c)	8,685	4,458	2,709	15,852
Restructuring charges and transaction costs (d)	944	33	4,016	4,993
Non-income tax expense adjustment (b)	1,860	(65)	—	1,795
Severance (c)	2,154	495	66	2,715
Fair market value adjustment on contingent consideration liability (b)	—	(74)	—	(74)
Non-recurring litigation and regulatory related expenses (b)	—	1,809	—	1,809
Income attributable to non-controlling interest	(603)	—	—	(603)
Other	(2)	—	—	(2)
Adjusted EBITDA	$63,559	$14,020	$(9,998)	$67,581
(a)Included within subscription-based revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$3,992 included within general and administrative expenses, $969 included within compensation and benefits and $32 included within other expense, net in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine months ended September 30, 2020
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Total Revenues	$590,399	$144,012	$—	$734,411
Deferred revenue fair value adjustment (a)	607	—	—	607
Adjusted revenues	591,006	144,012	—	735,018
Less: Asset-based cost of revenues	(201,600)	—	—	(201,600)
Adjusted net revenues	$389,406	$144,012	$—	$533,418

Revenues:
Asset-based	$394,801	$—	$—	$394,801
Subscription-based	184,516	132,911	—	317,427
Total recurring revenues	579,317	132,911	—	712,228
Professional services and other revenues	11,082	11,101	—	22,183
Total revenues	590,399	144,012	—	734,411

Operating expenses:
Cost of revenues:
Asset-based	201,600	—	—	201,600
Subscription-based	3,691	16,684	—	20,375
Professional services and other	47	305	—	352
Total cost of revenues	205,338	16,989	—	222,327
Compensation and benefits	194,906	82,455	23,062	300,423
General and administration	69,358	26,162	23,017	118,537
Depreciation and amortization	59,907	25,170	—	85,077
Total operating expenses	$529,509	$150,776	$46,079	$726,364

Income (loss) from operations	$60,890	$(6,764)	$(46,079)	$8,047
Add:
Deferred revenue fair value adjustment (a)	607	—	—	607
Accretion on contingent consideration and purchase liability (b)	1,087	221	—	1,308
Depreciation and amortization	59,907	25,170	—	85,077
Non-cash compensation expense (c)	27,437	11,665	6,619	45,721
Restructuring charges and transaction costs (d)	5,864	489	8,108	14,461
Non-income tax expense adjustment (b)	1,532	(191)	—	1,341
Severance (c)	14,593	2,587	1,386	18,566
Fair market value adjustment on contingent consideration liability (b)	—	(2,056)	—	(2,056)
Non-recurring litigation and regulatory related expenses (b)	—	6,029	—	6,029
Income attributable to non-controlling interest	(1,103)	—	—	(1,103)
Other	(31)	—	—	(31)
Adjusted EBITDA	$170,783	$37,150	$(29,966)	$177,967
(a)$605 included within subscription-based revenues and $2 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$11,485 included within general and administrative expenses, $2,764 included within compensation and benefits and $212 included within other expense, net in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three months ended September 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$188,224	$47,856	$—	$236,080
Deferred revenue fair value adjustment (a)	3,250	—	—	3,250
Adjusted revenues	191,474	47,856	—	239,330
Less: Asset-based cost of revenues	(64,339)	—	—	(64,339)
Adjusted net revenues	$127,135	$47,856	$—	$174,991

Revenues:
Asset-based	$126,591	$—	$—	$126,591
Subscription-based	57,353	43,230	—	100,583
Total recurring revenues	183,944	43,230	—	227,174
Professional services and other revenues	4,280	4,626	—	8,906
Total revenues	188,224	47,856	—	236,080

Operating expenses:
Cost of revenues:
Asset-based	64,339	—	—	64,339
Subscription-based	1,248	6,030	—	7,278
Professional services and other	165	88	—	253
Total cost of revenues	65,752	6,118	—	71,870
Compensation and benefits	60,836	28,956	5,795	95,587
General and administration	25,476	11,573	4,967	42,016
Depreciation and amortization	18,414	8,321	—	26,735
Total operating expenses	$170,478	$54,968	$10,762	$236,208

Income (loss) from operations	$17,746	$(7,112)	$(10,762)	$(128)
Add:
Deferred revenue fair value adjustment (a)	3,250	—	—	3,250
Accretion on contingent consideration and purchase liability (b)	498	—	—	498
Depreciation and amortization	18,414	8,321	—	26,735
Non-cash compensation expense (c)	9,317	3,844	2,228	15,389
Restructuring charges and transaction costs (d)	733	624	2,794	4,151
Non-income tax expense adjustment (b)	299	63	—	362
Severance (c)	1,076	1,218	93	2,387
Non-recurring litigation and regulatory related expenses (b)	—	2,065	—	2,065
Loss attributable to non-controlling interest	(210)	—	—	(210)
Other	46	(1)	—	45
Adjusted EBITDA	$51,169	$9,022	$(5,647)	$54,544
(a)$3,249 included within subscription-based revenues and $1 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$3,240 included within general and administrative expenses and $911 included within compensation and benefits in the condensed consolidated statements of operations.

Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30, 2019
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenues	$517,819	$142,372	$—	$660,191
Deferred revenue fair value adjustment (a)	6,670	—	—	6,670
Adjusted revenues	524,489	142,372	—	666,861
Less: Asset-based cost of revenues	(178,474)	—	—	(178,474)
Adjusted net revenues	$346,015	$142,372	$—	$488,387

Revenues:
Asset-based	$355,595	$—	$—	$355,595
Subscription-based	148,457	127,471	—	275,928
Total recurring revenues	504,052	127,471	—	631,523
Professional services and other revenues	13,767	14,901	—	28,668
Total revenues	517,819	142,372	—	660,191

Operating expenses:
Cost of revenues:
Asset-based	178,474	—	—	178,474
Subscription-based	4,371	17,281	—	21,652
Professional services and other	5,012	457	—	5,469
Total cost of revenues	187,857	17,738	—	205,595
Compensation and benefits	165,610	91,913	28,067	285,590
General and administration	71,326	29,611	24,024	124,961
Depreciation and amortization	46,057	27,110	—	73,167
Total operating expenses	$470,850	$166,372	$52,091	$689,313

Income (loss) from operations	$46,969	$(24,000)	$(52,091)	$(29,122)
Add:
Deferred revenue fair value adjustment (a)	6,670	—	—	6,670
Accretion on contingent consideration and purchase liability (b)	1,240	—	—	1,240
Depreciation and amortization	46,057	27,110	—	73,167
Non-cash compensation expense (c)	23,586	11,799	7,856	43,241
Restructuring charges and transaction costs (d)	1,789	1,393	21,543	24,725
Non-income tax expense adjustment (b)	1,407	73	—	1,480
Severance (c)	2,244	5,714	189	8,147
Non-recurring litigation and regulator related expenses (b)	—	2,065	—	2,065
Loss attributable to non-controlling interest	31	—	—	31
Other	111	—	2	113
Adjusted EBITDA	$130,104	$24,154	$(22,501)	$131,757
(a)$6,664 included within subscription-based revenues and $6 included within professional services and other revenues in the condensed consolidated statements of operations.
(b)Included within general and administrative expenses in the condensed consolidated statements of operations.
(c)Included within compensation and benefits in the condensed consolidated statements of operations.
(d)$14,071 included within general and administrative expenses and $10,654 included within compensation and benefits in the condensed consolidated statements of operations.

Envestnet, Inc.
Historical Assets, Accounts and Advisors
(in millions, except accounts and advisors)
(unaudited)

	As of
	September 30,	December 31,	March 31,	June 30,	September 30,
	2019	2019	2020	2020	2020
	(in millions, except accounts and advisors data)
Platform Assets
Assets under Management (“AUM”)	$188,739	$207,083	$185,065	$215,994	$228,905
Assets under Administration (“AUA”)	316,742	343,505	312,472	344,957	375,860
Total AUM/A	505,481	550,588	497,537	560,951	604,765
Subscription	2,947,582	3,205,281	2,875,394	3,247,400	3,498,353
Total Platform Assets	$3,453,063	$3,755,869	$3,372,931	$3,808,351	$4,103,118
Platform Accounts
AUM	934,811	935,039	970,896	1,007,386	1,018,817
AUA	1,136,430	1,193,882	1,254,856	1,252,247	1,318,730
Total AUM/A	2,071,241	2,128,921	2,225,752	2,259,633	2,337,547
Subscription	9,692,714	9,793,175	10,090,172	10,003,156	10,639,399
Total Platform Accounts	11,763,955	11,922,096	12,315,924	12,262,789	12,976,946
Advisors
AUM/A	39,735	40,563	40,971	41,206	41,450
Subscription	60,319	61,180	62,077	62,404	63,862
Total Advisors	100,054	101,743	103,048	103,610	105,312

The following table summarizes the changes in AUM and AUA for the three months ended September 30, 2020:

	6/30/2020	Gross Sales	Redemptions	Net Flows	Market Impact	9/30/2020
	(in millions except account data)
AUM	$215,994	$12,526	$(10,151)	$2,375	$10,536	$228,905
AUA	344,957	33,944	(19,618)	14,326	16,577	375,860
Total AUM/A	$560,951	$46,470	$(29,769)	$16,701	$27,113	$604,765

Fee-Based Accounts	2,259,633			77,914		2,337,547

The above AUM/A gross sales figures include $8.4 billion in new client conversions. The Company onboarded an additional $33.9 billion in subscription conversions during the three months ended September 30, 2020, bringing total conversions for the quarter to $42.3 billion.